                                                                     EXHIBIT 4.5

                  (Face of Regulation S Temporary Global Note)

                                                           CUSIP/CINS: U75957AB3

                     10-1/2% Series A Senior Notes due 2011

No. 2                                                                $700,000.00

                          REMINGTON ARMS COMPANY, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of SEVEN HUNDRED THOUSAND DOLLARS AND NO CENTS

______________________________________________

Dollars on February 1, 2011.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and  November 15

                                              Dated:

                                              REMINGTON ARMS COMPANY, INC.


                                                  /s/ Thomas L. Millner
                                              By: ______________________________
                                                  Name:  Thomas L. Millner
                                                  Title: President and Chief
                                                         Executive Officer


                                                  /s/ Mark A. Little
                                              By: ______________________________
                                                  Name:  Mark A. Little
                                                  Title: Executive Vice
                                                         President, Chief
                                                         Financial Officer,
                                                         Chief Administrative
                                                         Officer and Treasurer

                                      A-2-1

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This is one of the Notes referred
to in the within-mentioned Indenture:

U.S. Bank National Association,
 as Trustee


    /s/ R. Prokosch
By: __________________________________
    Authorized Signatory

                                      A-2-2

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                  (Back of Regulation S Temporary Global Note)

                     10-1/2% Series A Senior Notes due 2011

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY

                                      A-2-3

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APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE
COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM,
AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS
NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE
TRUSTEE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Remington Arms Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10-1/2% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to the Notes issued on the Issue Date shall be June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

                                      A-2-4

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          4.   Indenture. The Company issued the Notes under an Indenture dated as of January 24, 2003 ("Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 10-1/2% Senior Notes due 2011, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Notes, any Additional Notes and any Exchange Securities issued in accordance with the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this
Note is inconsistent with or conflicts with the provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured obligations of the Company.

          5.   Optional Redemption.

          (a) The Notes shall be subject to redemption at any time on or after February 1, 2007, at the option of the Company, in whole or in part (which includes Additional Notes, if any), in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 1 of the years indicated below:

             Year                                  Percentage
             ----                                  ----------
             2007.......................              105.250%
             2008.......................              102.625%
             2009 and thereafter........              100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates).

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time and from time to time prior to February 1, 2006, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.

          (c) Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, as more fully described in the Indenture.

                                      A-2-5

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          6.   Repurchase At Option of Holder.

          (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set for in the Indenture; provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Paragraph 6 in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 of the Indenture.

          (b) If the Company or any of its Subsidiaries consummate an Asset Sale, to the extent provided in the Indenture, the Company may be required to make an offer to all Holders of Notes (an "Offer") pursuant to Section 4.07 of the Indenture to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. Holders of Notes may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          7. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

          9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          10. Amendment, Supplement and Waiver. Subject to certain exceptions and conditions, (i) the Indenture may be amended with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes and (ii) any past Default, Event of Default or compliance with any provisions may be waived with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

                                      A-2-6

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          11.  Defaults and Remedies. If an Event of Default with respect to the
Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

          12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          13. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or member, as such, of the Company, any Guarantor or any other obligor on the Notes shall not have any liability for any obligations of the Company, any Guarantor or any other obligor, as the case may be, under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 24, 2003, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Remington Arms Company, Inc.
               870 Remington Drive
               P.O. Box 700
               Madison, North Carolina 27025-0700
               Attention: Chief Financial Officer

                                      A-2-7

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                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________


                                    Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the face of this
                                                    Note)

                                    Signature Guarantee: _______________________

                                      A-2-8

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                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

          [ ] Section 4.06          [ ] Section 4.07

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or Section 4.07 of the Indenture, state the amount you elect to have purchased:

$
 ________________

Date: ______________


                                    Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the Note)

                                    Tax Identification No.: ____________________

                                    Signature Guarantee: _______________________

                                      A-2-9

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              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                Amount of           Amount of      Principal Amount
              decrease in          increase in      of this Global         Signature of
            Principal Amount    Principal Amount    Note following      authorized officer
 Date of     of this Global      of this Global    such decrease (or       of Trustee or
 Exchange         Note                Note             increase)          Note Custodian
---------   ----------------    ----------------   -----------------    ------------------

                                     A-2-10